Registration No. 333-

As filed with the Securities and Exchange Commission on February 27, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

GREEN ENERGY MANAGEMENT SERVICES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-2873882
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

575 Lexington Avenue, 4th Floor, New York, New York	10022
(Address of principal executive offices)	(Zip code)

GREEN ENERGY MANAGEMENT SERVICES HOLDINGS, INC. 2015 EQUITY INCENTIVE PLAN

(Full title of the plan)

Dr. Robert Thomson

Acting Chief Financial Officer,

Chairman of the Board and Director

Green Energy Management Services Holdings, Inc.

575 Lexington Avenue, 4th Floor

New York, New York 10022

(212) 319-8400

(Name, address and telephone number,

including area code, of agent for service)

Copies to:

Sasha Ablovatskiy, Esq.

Jonathan Shechter, Esq.

Foley Shechter LLP

65 Route 4 East

River Edge, New Jersey 07661

Phone: (917) 688-4076

Fax: (917) 688-4092

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)		Proposed maximum offering price per share	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock, par value $0.0001 per share	2,000,000 shares	(2)	$0.09	$180,000.00	$20.92

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock of Green Energy Management Services Holdings, Inc. (the “Registrant”) that may become issuable by reason of any stock split, stock dividend, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)	Represents shares of common stock reserved for issuance under the Registrant’s 2015 Equity Incentive Plan.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act based on the average of the bid and asked price per share of the Registrant’s Common Stock as reported on the OTC Markets on February 24, 2015.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) relates to 2,000,000 shares of common stock of Green Energy Management Services Holdings, Inc., a Delaware corporation (the “Registrant,” the “Company,” “we,” “us” or “our”), $0.0001 par value per share (the “Common Stock”), which may be issued pursuant to the Company’s 2015 Equity Incentive Plan (the “Plan”). Under the Plan, a total of 14,000,000 shares of Common Stock have been reserved for issuance to officers, employees, directors and consultants of the Company.

PART I

Item 1. Plan Information.

The documents containing the information specified in Item 1 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

Dr. Robert Thomson

Green Energy Management Services Holdings, Inc.

575 Lexington Avenue, 4th Floor

New York, New York 10022

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment (other than information deemed to have been “furnished” rather than “filed” in accordance with the SEC’s rules) which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

•	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on May 13, 2014;

•	reference is made to the Registrant's Quarterly Report on Form 10-Q, all of which are incorporated herein by reference, as follows:
o	for the period ended March 31, 2014, as filed with the SEC on May 22, 2014;
o	for the period ended June 30, 2014, as filed with the SEC on September 15, 2014; and
o	for the period ended September 30, 2014, as filed with the SEC on January 5, 2015;

•	reference is made to the Registrant's Current Report on Form 8-K, all of which are incorporated herein by reference, as follows:

o	as filed with the SEC on May 30, 2014;
o	as filed with the SEC on June 12, 2014;
o	as filed with the SEC on June 18, 2014;
o	as filed with the SEC on August 28, 2014; and
o	as filed with the SEC on September 19, 2014.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the shares of Common Stock offered hereby will be passed upon for the Registrant by Foley Shechter LLP, 65 Route 4 East, River Edge, New Jersey 07661. Foley Shechter LLP or certain members or employees of Foley Shechter LLP will receive shares of the Company’s common stock under the Plan.

Item 6. Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Our Amended and Restated Bylaws provides that we shall indemnify our executive officers and directors, and former officers and directors against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement arising out of his or her services on behalf of us, to the fullest extent permitted by law, subject to the qualifications contained in Delaware law. Additionally, those parties mentioned in the previous sentence have the right to be paid by our Company the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition, to the fullest extent allowed under Delaware law.

Delaware law generally provides that a corporation shall have such power to indemnify such persons to the extent they acted in good faith in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. In the event any such person shall be judged liable such indemnification shall apply only if approved by the court in which the action was brought. Any other indemnification shall be made by a majority vote of the Board of Directors (excluding any directors who were party to such action), or by a committee of directors designated by majority vote of the Board of Directors or by independent legal counsel in a written opinion, or by a majority vote of shareholders (excluding any shareholders who were parties to such action).

Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may include a provision which eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. Our Certificate of Incorporation includes such a provision. As a result of this provision, we and our shareholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We also maintain or will obtain a director and officer insurance policy to cover our Company, our directors and our officers against certain liabilities.

Item 7. Exemption from Registration Claimed.

Not applicable.

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Item 8. Exhibits.

Exhibit Number	Document Description

3.1	Amended and Restated Certificate of Incorporation (1)
3.2	Amended and Restated Bylaws (2)
4.1	Form of Common Stock Certificate (3)
5.1*	Opinion of Foley Shechter LLP
23.1*	Consent of MaloneBailey, LLP.
23.2*	Consent of Foley Shechter LLP (included in Exhibit 5.1)

* Filed herewith.

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form 10-SB (File No. 000-33491), filed January 11, 2002, Exhibit 3.1.

(2)	Incorporated by reference to the Registrant’s Registration Statement on Form 10-SB (File No. 000-33491), filed January 11, 2002, Exhibit 3.2.

(3)	Incorporated by reference to the Registrant’s Registration Statement on Form 10-SB (File No. 000-33491), filed January 11, 2002, Exhibit 4.1.

Item 9. Undertakings.

(a)   The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

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(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mandeville and the State of Louisiana, on the 27th day of February, 2015.

GREEN ENERGY MANAGEMENT SERVICES HOLDINGS, INC.

By:	/s/ Dr. Robert Thomson
Name:	Dr. Robert Thomson
Title:	Acting Chief Financial Officer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on the 27th day of February, 2015, by the following persons in the capacities indicated

Signature	Title

/s/ Dr. Robert Thomson	Chairman of the Board of Directors and sole director
Dr. Robert Thomson

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EXHIBIT INDEX

Exhibit Number	Document Description

3.1	Amended and Restated Certificate of Incorporation (1)
3.2	Amended and Restated Bylaws (2)
4.1	Form of Common Stock Certificate (3)
5.1*	Opinion of Foley Shechter LLP
23.1*	Consent of MaloneBailey, LLP.
23.2*	Consent of Foley Shechter LLP (included in Exhibit 5.1)

* Filed herewith.

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form 10-SB (File No. 000-33491), filed January 11, 2002, Exhibit 3.1.

(2)	Incorporated by reference to the Registrant’s Registration Statement on Form 10-SB (File No. 000-33491), filed January 11, 2002, Exhibit 3.2.

(3)	Incorporated by reference to the Registrant’s Registration Statement on Form 10-SB (File No. 000-33491), filed January 11, 2002, Exhibit 4.1.

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